QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements of The Rouse Company on Form S-3 (File Nos. 2-78898, 2-95596, 33-52458, 33-57707 and 333-67137), Form S-8 (File Nos. 2-83612, 33-56231, 33-56233, 33-56235, 333-32277 and 333-72256) and Form S-4 (File No. 333-01693) of our reports dated January 30, 2002 and February 1, 2002, on our audits of the Historical Statement of Operations of River Ridge Limited Partnership and Durham Associates (a general partnership), respectively, for the year ended December 31, 2001, which reports are included in the Form 8-K/A of The Rouse Company dated July 19, 2002. Our respective reports include a paragraph that states that the statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 1 of each statement, and are not intended to be a complete presentation of the revenues and expenses of either Partnership.

                      Greer & Walker, LLP

Charlotte, North Carolina
July 19, 2002

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS